Greenidge Generation Closes Sale of South Carolina Property for $18 Million in Cash and Up to $18 Million in Additional Earnout Payments
Pittsford, New York – December 11, 2025 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (together with its controlled affiliates, “Greenidge” or the “Company”), a vertically integrated cryptocurrency data center and power generation company, today announced the closing of the sale of its 152-acre property located in Spartanburg, South Carolina to an affiliate of The Lightstone Group and LightHouse Data Centers (the “Transaction”). The consideration for the Transaction consists of $18.0 million in cash at closing (subject to upward adjustment) and the right to receive up to $18.0 million in additional earnout payments. The earnout payments are payable at $180,000 per megawatt (MW) of power capacity made available to the property before 2031, to the extent such capacity exceeds the 60 MW Greenidge previously secured for delivery by September 2026.

Jordan Kovler, Chief Executive Officer of Greenidge, commented: “The sale of our South Carolina property validates our disciplined playbook of identifying overlooked, low-cost power assets, maximizing their capacity, and monetizing them at the optimal time. This is the same playbook driving progress on our Mississippi expansion site, where 40 megawatts are expected to be available by March 2027. By delivering substantial, immediate liquidity while retaining meaningful upside, we are diversifying our revenue streams, optimizing every megawatt under our control, and creating lasting value for shareholders.”

Kovler continued, “This transaction and transformative year of balance sheet restructuring position the Company to enter 2026 with a stronger balance sheet and a clear focus on driving sustainable free cash flow from our flagship Dresden facility. In parallel, we are evaluating options for the remaining holders of our 2026 notes to participate in our next chapter of growth, which may include offering the opportunity to exchange 2026 notes for higher-yielding 2030 notes in one or more transactions that we believe would qualify as a tax-free recapitalization.”

Over the past year, Greenidge has reduced the principal on its 2026 senior indebtedness to approximately $37.8 million through a series of public and privately negotiated tender and exchange offers. Through divesting non-core assets, Greenidge has raised approximately $22.1 million in cash, inclusive of approximately $17.9 million in net proceeds from this Transaction. With existing cash and bitcoin holdings of approximately $9.8 million as of November 30, 2025, Greenidge’s pro forma Net Debt has improved to approximately $12.4 million, from $52.9 million at the beginning of the year.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the Company’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, the Company’s receipt of future earnout payments and the potential exchange of the Company’s 2026 notes for higher-yielding 2030 notes, including the tax treatment of any such exchange, as well as the business plan, business strategy and operations of the Company in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described under the heading “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission (the “SEC”). Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of the Company could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by federal securities law, the

Company does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial performance, Greenidge has disclosed in this press release the non-GAAP financial measures of Total Debt and Net Debt. The most directly comparable GAAP financial measure to Total Debt and Net Debt is total long-term debt (including the current portion), which is reported at amortized cost on the Company’s consolidated balance sheet in accordance with U.S. GAAP (ASC 470-60). Total Debt differs from the GAAP measure of total long-term debt as it represents the aggregate outstanding principal indebtedness under the Company’s 8.50% Senior Notes due 2026 and 10.00% Senior Notes due 2030, excluding adjustments for unamortized discounts, premiums, and issuance costs that are netted against the principal under GAAP to arrive at the carrying value. Net Debt is defined as Total Debt less cash and cash equivalents (including restricted cash) and digital assets. The Company presents Total Debt and Net Debt on both an actual basis as of November 30, 2025 (preliminary) and a pro forma basis (after giving effect to the sale of the Company’s South Carolina property). The Company believes the pro forma financial information may be useful to investors in understanding the potential effect of the sale of the South Carolina property on the Company’s capital structure, its future borrowing capacity, and its ability to service its debt. Greenidge’s presentation of Total Debt and Net Debt may be different from similar non-GAAP financial measures presented by other companies given the inclusion of the fair market value of digital assets in the calculation of Net Debt. Greenidge’s presentation of Total Debt and Net Debt is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.

Amounts denoted in millions	December 31, 2024	Public and Privately Negotiated Tender and Exchange Offers Year-to-Date through November 30, 2025 (Preliminary)		November 30, 2025 (Preliminary)	Pro Forma Adjustments for Sale of South Carolina Property		Pro Forma November 30, 2025 (Preliminary)
8.50% Senior Notes due 2026	$ 68.5	$ (30.7)	[a]	$ 37.8	$ —		$ 37.8
10.00% Senior Notes due 2030	$ —	$ 2.3	[a]	$ 2.3	$ —		$ 2.3
Total Debt	$ 68.5	$ (28.4)		$ 40.1	$ —		$ 40.1
Less: Cash and cash equivalents, including restricted cash	$ (8.6)			$ (3.8)	$ (17.9)	[b]	$ (21.7)
Less: Digital Assets	$ (7.0)			$ (6.0)	$ —		$ (6.0)
Net Debt	$ 52.9			$ 30.3	$ (17.9)		$ 12.4
[a] Represents the cumulative year-to-date debt restructuring through multiple public and privately negotiated tender and exchange offers and agreements.
[b] Represents net proceeds from the closing of the sale of the South Carolina property.

The pro forma financial information above is unaudited, presented for illustrative purposes only and not necessarily indicative of the Company’s future results or financial position. The pro forma financial information is based on preliminary estimates and assumptions that management believes to be reasonable, but actual results may differ materially. The pro forma financial information should be read together with the Company’s historical financial statements and the notes thereto contained in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the SEC.

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